EXHIBIT 23.1




            Consent of Independent Registered Public Accounting Firm


The Board of Directors
LeCroy Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-129490, 333-120656, 333-113271, 333-03144 and 333-91833) on Form S-8,
(Nos. 333-119730, 333-46418, 333-43690, 333-88239, 333-43699, 333-37269 and
333-22117) on Form S-3 and (Nos. 333-112630 and 333-64848) on Form S-3/A of
LeCroy Corporation of our reports dated September 13, 2006, with respect to the consolidated balance sheets of LeCroy Corporation and subsidiaries as of June 30, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended June 30, 2006, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2006 and the effectiveness of internal control over financial reporting as of June 30, 2006, which reports appear in the June 30, 2006 annual report on Form 10-K of LeCroy Corporation.




/s/ KPMG LLP



Short Hills, New Jersey
September 13, 2006